UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

___________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: October 19, 2016
(Date of earliest event reported)

BIORESTORATIVE THERAPIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-54402	91-1835664
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification Number)

40 Marcus Drive, Melville, New York	11747
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (631) 760-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
____	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
____	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
____	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On October 19, 2016, BioRestorative Therapies, Inc. (the "Company") held its Annual Meeting of Stockholders (the "Annual Meeting").  The following is a listing of the votes cast for or withheld, and the number of broker non-votes, with respect to the nominees for Class II director and a listing of the votes cast for and against, as well as abstentions and broker-non votes, with respect to each other matter voted upon at the Annual Meeting, as applicable.  At the Annual Meeting, the Company's stockholders (i) elected the nominees as Class II director, (ii) approved the Company's executive compensation, (iii) approved an amendment to the Company's 2010 Equity Participation Plan (the "Plan") to increase the number of shares of common stock authorized to be issued pursuant to the Plan from 2,250,000 to 4,250,000, and (iv) ratified the selection of Marcum LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2016.

1.	Election of Class II Directors:

	Number of Shares
	For	Withheld	Broker Non-Votes
John M. Desmarais	1,902,887	526	539,350
Paul Jude Tonna	1,902,811	602	539,350

2.	Approval of the Company's executive compensation:

For	1,878,555
Against	3,325
Abstentions	21,533
Broker Non-Votes	539,350

3.	Approval of an amendment to the Company's 2010 Equity Participation Plan to increase the number of shares of common stock authorized to be issued pursuant to the plan from 2,250,000 to 4,250,000:

For	1,879,857
Against	23,547
Abstentions	9
Broker Non-Votes	539,350

4.	Ratification of the selection of Marcum LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2016:

For	2,442,759
Against	0
Abstentions	4

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIORESTORATIVE THERAPIES, INC.

Dated: October 19, 2016	By:	/s/ Mark Weinreb
Mark Weinreb
Chief Executive Officer